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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------

                                    FORM 8-K
                            -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 23, 2004

                                    MFB CORP.

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

                     0-23374                    35-1907258
           (Commission File Number) (IRS Employer Identification No.)

                             121 South Church Street
                                P.O. Box 528
                            Mishawaka, Indiana 46544
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (574) 255-3146

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                  99.1     Press Release dated January 23, 2004.

Item 12.           Results of Operations and Financial Condition


MFB Corp., an Indiana corporation ("Registrant"), issued a press release which was publicly disseminated on January 23, 2004 announcing its results of operations for the quarter ended December 31, 2003. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished as required by that instruction.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                        /s/ Thomas J Flournoy
                                    Thomas J. Flournoy, Chief Financial Officer





Dated: January 23, 2004

January 23, 2004                                      Contact: Charles J.Viater
                                                                 President/CEO



                   MFB Corp. ANNOUNCES FIRST QUARTER EARNINGS
                       AND QUARTERLY DIVIDEND DECLARATION

                   Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial, reported today that consolidated net income for its first fiscal quarter ended December 31, 2003 was $619,000 or $0.45 diluted earnings per share a decrease from the net income of $761,000, or $0.56 diluted earnings per share, for the three months ended December 31, 2002.

            Charles Viater, President and CEO, stated that "Our net income is down slightly from the first quarter last year when mortgage sales revenue was peaking, but our performance has continually improved over the last year, particularly as it relates to credit quality and fee income generation."

                   In addition, Mr. Viater announced today that the Board of Directors has declared a cash dividend of $0.12 per share of common stock for the quarter ended December 31, 2003, a 9.1% increase over the dividend for the first quarter last year. The dividend is payable on February 17, 2004 to holders of record on February 3, 2004.

            MFB Corp.'s net interest income before provision for loan losses for the three month period ending
December 31, 2003 totaled $2.8 million comparable to the $2.8 million for the same period last year. Interest income was $5.5 million for the three months ended December 31, 2003 a decrease from the interest income of $6.0 million for the three months ended December 31, 2002. This was offset by a decrease in interest expense from $3.2 million for the three months ended December 31, 2002 to $2.7 million for the three months ended December 31, 2003.

                   The provision for loan losses for the quarter ending December 31, 2003 was $300,000 compared to $450,000 for the same quarter last year. The provision is based on several factors including the current economic environment, current and past delinquency trends, change in the character and mix of the loan portfolio, adequacy of collateral on loans and historical and estimated loan charge offs. The lower provision this year for the three months ending December 31, 2003 was also attributable to a decline in nonperforming assets from 1.62% of loans at December 31, 2002 to 1.11% of loans at December 31, 2003.

            Non-interest income for the first quarter this year was impacted by a $168,000 ($100,000 net of tax) non-cash recovery of an impairment charge recorded during the third quarter of the prior year. This recovery is related to the increase in the market value of servicing rights associated with MFB Financial's $170 million mortgage loan servicing portfolio. Other non-interest income (excluding investment securities gains and losses and the mortgage servicing impairment recovery) stayed relatively the same between the first quarters of 2003 and 2002. Significant growth occurred in deposit fees, trust fees and other income, offset by a significant reduction in net gains from loan sales. Mortgage loan sales into the secondary market decreased from $34.2 million during the first quarter of 2002 to $14.7 million during the first quarter of 2003.

                   Non-interest expense increased from $2.6 million for the first quarter last year to $3.3 million for the first quarter this year. Increases for the quarter were due to increases in salaries and employee benefits, occupancy and equipment, and other expense partially offset by a reduction in data processing expense. The occupancy and equipment increase was primarily due to the operating expenses of the new corporate headquarters (see discussion below) and additional furniture and equipment expenses. Income tax expense decreased from last year for the three month period ended December 31, 2003 due to decreased net income before taxes and additional non-taxable income.

         MFB Corp's total assets increased 3.8% from $413.8 million at December 31, 2002 to $429.6 million at December 31, 2003. Total loans at December 31, 2003 increased 9.8% to $327.2 million from $298.0 at December 31, 2002. Commercial loans increased $17.9 million or 12.6%, mortgage loans increased $8.1 million or 6.3% and consumer loans, including equity loans and lines of credit, increased $3.2 million from December 31, 2002 to December 31, 2003. MFB Corp's allowance for loan losses at December 31, 2003 was 1.64% of loans compared to 1.87% at December 31, 2002. Investment securities available-for-sale decreased from $53.0 million at December 2002 to $38.8 million at December 31, 2003 primarily due to significant paydowns of mortgage backed securities. Premises and equipment increased from $5.0 million at December 31, 2002 to $13.3 million at December 31, 2003 primarily due to MFB Financial's $7.3 million acquisition of the former National Steel Corporation's headquarters building in October, 2003. A portion of the facility is currently being leased and MFB intends to relocate its administrative staff and operations personnel to another portion of the building in the Spring of this year.

            Total deposits increased from $259.2 million last year to $294.4 million this year. Significant increases have occurred in both demand and savings deposits. Federal Home Loan Bank advances decreased from $118.9 million last year to $98.0 million this year.

             Total shareholders' equity increased from $33.5 million at December 31, 2002 to $34.8 million at December 31, 2003. MFB Corp.'s equity to asset ratio was 8.09% at December 31, 2003 compared to 8.10% last year. The book value of MFB Corp. stock increased from $26.08 at December 31, 2002 to $26.66 at December 31, 2003.

             MFB Corp.'s wholly owned bank subsidiary, MFB Financial, provides business and retail financial services to the Michiana area through its eight banking centers in St. Joseph and Elkhart counties. A new branch facility was opened in South Bend, Indiana on January 20, 2004.

            The forgoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, changes in the position of banking regulators on the adequacy of the allowance for loan losses, changes in the value of the Company's mortgage servicing rights, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. MFB Corp. does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


                                          MFB CORP. AND SUBSIDIARY
                                   Consolidated Balance Sheets (Unaudited)
                                         December 31, 2003 and 2002
                                (in thousands, except share information)                                December 31,
                                                                                                 2003                2002
                                                                                                 ----                ----
   ASSETS
Cash and due from financial institutions                                                          $22,269            $ 15,082
Interest-bearing deposits in other financial institutions - short term                              5,645               9,768
                                                                                               ----------          ----------
      Total cash and cash equivalents                                                              27,914              24,850

Interest-bearing time deposits in other financial institutions                                      2,001                 500
Securities available-for-sale                                                                      38,806              52,963
Federal Home Loan Bank (FHLB) stock, at cost                                                        6,552               6,308

Loans held for sale                                                                                 2,553              17,426

Loans receivable                                                                                  327,208             298,025
       Less: allowance for loan losses                                                             (5,373)             (5,582)
                                                                                               -----------             -------
          Loans receivable, net                                                                   321,835             292,443
                                                                                                 ---------            ---------


Accrued interest receivable                                                                         1,519               1,679
Premises and equipment, net                                                                        13,250               5,046
Mortgage servicing rights, net                                                                      1,613               1,761
Investment in limited partnership                                                                   2,480               2,678
Cash surrender value of life insurance                                                              5,287               5,000
Other assets                                                                                        5,749               3,181
          Total Assets                                                                           $429,559            $413,835

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
      Deposits
           Non-interest-bearing demand deposits                                                   $27,135            $ 20,362
             Savings, NOW and MMDA deposits                                                       111,803              88,497
             Other time deposits                                                                  155,425             150,351
                                                                                                  -------             -------
                Total deposits                                                                    294,363             259,210
                                                                                                  -------             -------

      Federal Home Loan Bank advances                                                              97,990             118,915
      Loans from correspondent banks                                                                  300                   -
      Advances from borrowers for taxes and insurance                                                 165                 670
       Accrued expenses and other liabilities                                                       1,977               1,537
          Total Liabilities                                                                       394,795             380,332
Shareholders' Equity
      Common Stock, 5,000,000 shares authorized;
       shares issued: 1,689,417 - 12/31/03 and 12/31/02
       shares outstanding: - 1,303,810 12/31/03, 1,284,749- 12/31/02                               12,549              12,846
         Retained earnings - substantially restricted                                              31,503              29,804
      Accumulated other comprehensive income (loss),
          net of tax of $(36) -12/31/03 and $39 - 12/31/02                                           (768)               (222)
      Treasury Stock  - 385,607 common shares- 12/31/03 and
        404,668 common shares - 12/31/02, at cost                                                  (8,520)             (8,925)
                                                                                                   --------            -------
     Total shareholders' equity                                                                    34,764              33,503
                                                                                                 -----------          ---------
       Total Liabilities and Shareholders' Equity                                                $429,559            $413,835
                                                                                                 ===========         =========



                                           MFB CORP. AND SUBSIDIARY
                                Consolidated Statements of Income (Unaudited) Three Months Ended December 31, 2003 and 2002
                                 (in thousands, except per share information)



                                                                         Three Months Ended
                                                                             December 31

                                                                        2003              2002


Total interest income                                                  $5,527            $6,039

Total interest expense                                                  2,719             3,259


Net interest income                                                     2,808             2,780

Provision for loan losses                                                 300               450
                                                                         -----            ------

Net interest income after provision for loan losses                     2,508             2,330

Other non-interest income                                               1,306             1,282
Mortgage servicing impairment recovery                                    168                 -
Gain  on investment securities                                              -                40
                                                                     ---------          --------
Total non-interest income                                               1,474             1,322

Total non-interest expense                                              3,254             2,583
                                                                        -----              -----

Income before income taxes                                                728             1,069

Income tax expense                                                        109               308
                                                                          ---              ----

      Net Income                                                        $ 619             $ 761



Basic Earnings  per common share                                      $  0.48          $   0.58


Diluted Earnings  per common share                                     $ 0.45          $   0.56
